                                                                    EXHIBIT 10.3


                      CONTRIBUTION AND EXCHANGE AGREEMENT

                                  by and among

                            ALCU INVESTMENTS, LTD.,
                          a Texas limited partnership

                                       as
                               the "Contributor"

                                      and

                             AIP OPERATING, L.P., a
                          Delaware limited partnership

                                       as
                          the "Operating Partnership"

                                      and

                     AMERICAN INDUSTRIAL PROPERTIES REIT, a
                       Texas real estate investment trust

                                       as
                                 the "Company"





                          Dated as of January 29, 1998

                               TABLE OF CONTENTS


SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (iii)

EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (iii)

ARTICLE 1.       SUBJECT OF   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                 Section 1.1       Assignment of the Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2.       VALUE AND PAYMENT TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                 Section 2.1       Issuance of OP Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                 Section 2.2       Additional Contribution Consideration  . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 2.3      Closing Under Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 3.       DUE DILIGENCE INVESTIGATION; TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 3.1      Earnest Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 3.2       Independent Contract Consideration . . . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 3.3       Inspection Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 3.4       Inspection Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 4.       REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR  . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                 Section 4.1       The Contributor's Representations and Warranties . . . . . . . . . . . . . . . . . . 3

                 Section 4.2      Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                 Section 4.3       Contributor's Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 5.       REPRESENTATIONS AND WARRANTIES OF THE
                 OPERATING PARTNERSHIP AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                 Section 5.1       The Transferee's Representations and Warranties  . . . . . . . . . . . . . . . . . . 6

                 Section 5.2       Exception Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7





                                      (i)

ARTICLE 6.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                 Section 6.1       Covenants of the Contributor . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                 Section 6.2       Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                 Section 6.3       Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                 Section 6.4       Time of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 7.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 Section 7.1       The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 Section 7.2       Deliveries at the Closing by the Contributor . . . . . . . . . . . . . . . . . . .  10

                 Section 7.3       Deliveries at the Closing by the Transferee  . . . . . . . . . . . . . . . . . . .  11

                 Section 7.4       Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 8.       CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                 Section 8.1       Conditions to Obligations of the Contributor . . . . . . . . . . . . . . . . . . .  12

                 Section 8.2       Conditions to Obligations of the Transferee  . . . . . . . . . . . . . . . . . . .  12

ARTICLE 9.       ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 10.      BROKERS/COMMISSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 11.      DEFAULT/REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 Section 11.1     Mutual Termination/Termination by Transferee  . . . . . . . . . . . . . . . . . . .  13

                 Section 11.2      Default by the Transferee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                 Section 11.3      Default by Contributor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 12.      NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





                                      (ii)

ARTICLE 13.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 Section 13.1      Survival of Representation and Warranties  . . . . . . . . . . . . . . . . . . . .  15

                 Section 13.2      Entire Agreement; No Third-Party Rights  . . . . . . . . . . . . . . . . . . . . .  15

                 Section 13.3      Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.4      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.5      Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.6      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.7      No Other Rights or Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.8      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.9      Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.10     Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.11     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 Section 13.12     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 13.13     Indemnity for Transferee Acts  . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 Section 13.14     Indemnity for Contributor Acts . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                                                   SCHEDULES

 Schedule 1                       Purchase Agreement
 Schedule 5.1(e)                  Transferee Litigation


                                                   EXHIBITS

 Exhibit 2.3                      Form of Assignment and Assumption
 Exhibit 6.1(e)                   Form of OP Agreement





                                    (iii)

                      CONTRIBUTION AND EXCHANGE AGREEMENT


         THIS CONTRIBUTION AND EXCHANGE AGREEMENT (the "AGREEMENT") dated as of January 29, 1998 (the "EFFECTIVE DATE") is made and entered by ALCU INVESTMENTS, LTD., a Texas limited partnership (the "CONTRIBUTOR"), AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust (the "COMPANY"), and AIP OPERATING, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"). The Company and the Operating Partnership are sometimes hereinafter collectively referred to as the "TRANSFEREE".

                                    RECITALS

         A. The Contributor owns the right to purchase approximately 94,304 rentable square feet of certain improved industrial real property identified in that certain Contract of Sale attached hereto as Schedule 1 (the "PURCHASE AGREEMENT") with Nationwide Life Insurance Company ("NATIONWIDE"). The term "PROPERTY" as used herein shall have the same meaning collectively provided in the Purchase Agreement.

         B. The Operating Partnership desires to acquire the right to receive an assignment and contribution of the Contributor's right, title and interest in and to the Purchase Agreement from the Contributor in exchange for
(i) units of limited partnership interest in the Operating Partnership (the "OP UNITS"), which OP Units will be convertible into beneficial interests of the Company (the "SHARES"), and (ii) certain cash consideration, as hereinafter provided. Closing will be contingent on the Transferee's review and approval of the Property and the Purchase Agreement. The OP Units shall be acquired by the Contributor, FJM, Inc., Frank J. Macari, General Electric Capital Corporation or one or more entities owned or controlled, directly or indirectly, by such parties (the "CONTRIBUTION PARTIES").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

ARTICLE 1.       SUBJECT OF ASSIGNMENT.

         Section 1.1 Assignment of the Purchase Agreement. In accordance with the terms and conditions of this Agreement and subject to the Transferee's performance and satisfaction of the conditions, covenants and obligations contained herein, the Contributor shall assign and contribute to the Operating Partnership all of its right, title and interest in and to the Purchase Agreement.

ARTICLE 2.       VALUE AND PAYMENT TERMS.

         Section 2.1 Issuance of OP Units. As consideration for the assignment and contribution of the Purchase Agreement by the Contributor to the Operating Partnership, at Closing, the Operating Partnership shall issue to the Contributor 58,333 OP Units determined by dividing $875,000.00 by the Share Price (subject to adjustment for Share splits and similar events implemented by the Company). As used in this Agreement, the term "SHARE PRICE" shall initially mean $15.00.

         Section 2.2 Additional Contribution Consideration. At the Closing, the Operating Partnership shall pay the Contributor an amount of cash equal to $1,175,000.00 evidencing the balance of the consideration to be paid by the Transferee to the Contributor for the assignment and contribution of the Purchase Agreement to the Operating Partnership.

         Section 2.3 Closing Under Purchase Agreement. At Closing, the Contributor shall assign and contribute all of its right, title and interest in, to and under the Purchase Agreement to the Operating Partnership, and the Operating Partnership shall accept such assignment and contribution, and assume all of the Contributor's obligations under the Purchase Agreement, all in accordance with that certain Assignment and Assumption of Purchase Agreement in the form attached hereto as Exhibit 2.3 (the "ASSIGNMENT AND ASSUMPTION").

ARTICLE 3.       DUE DILIGENCE INVESTIGATION; TITLE.

         Section 3.1 Earnest Money. Concurrent with the full execution of this Agreement, the Company, acting on behalf of the Operating Partnership, shall deposit with Commonwealth Land Title Company, 1700 Pacific Avenue, Suite 4740, Dallas, Texas 75201, Attention: Ms. Jackie Holt (the "TITLE COMPANY"), One Hundred Thousand Dollars ($100,000.00) as earnest money (the "EARNEST MONEY"). The Title Company shall invest the Earnest Money in an interest bearing account acceptable to the Company. Interest earned on the Earnest Money shall be deemed to be a part of the Earnest Money. In the event the contribution transaction contemplated by this Agreement is closed, the Earnest Money shall be delivered into the escrow established under the Purchase Agreement and delivered to Nationwide for application against the "Purchase Price" under and defined in the Purchase Agreement, and the escrow holder under the Purchase Agreement shall directly return to the Contributor and/or its designee the "Earnest Money Deposit" under and defined in the Purchase Agreement. In the event the transaction contemplated by this Agreement is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Agreement.

         Section 3.2 Independent Contract Consideration. Contemporaneously with the execution and delivery of this Agreement, the Company has delivered to the Contributor, and the Contributor hereby acknowledges the receipt of, a check in the amount of One Hundred Dollars ($100.00) ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties bargained for and agreed to as consideration for the Company's exclusive right to consider accepting an assignment and contribution of the Purchase Agreement to the Operating Partnership pursuant to this Agreement and for the Contributor's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and it is fully earned and shall be retained by the Contributor notwithstanding any other provision of this Agreement.

         Section 3.3       Inspection Period.

                 (a) The Transferee acknowledges and agrees that prior to the date hereof the Contributor has delivered to the Transferee what the Contributor has represented as a complete copy of the Purchase Agreement and what the Contributor has represented as copies of all documents, information and materials in the Contributor's possession and control relating to the Property and/or the Purchase Agreement (the "INSPECTION MATERIALS"). The Transferee had until January 28, 1998 (the "INSPECTION PERIOD") to inspect and investigate the Inspection Materials and the Property, either independently or through agents of the Transferee's choosing, and the Inspection Period has expired. The other conditions precedent to the Transferee's obligations hereunder are as set forth in Section 9.2 below.

                 (b) On and after the Effective Date, the Contributor shall use its best efforts to cause Nationwide to provide the Transferee's representatives and independent accounting firm access to all financial and other information relating to the Property which would be sufficient to enable the Transferee's representatives and independent accounting firm to prepare audited financial statements for 1996, 1997 and 1998 year-to-date in conformity with generally accepted accounting principles and to enable them to prepare such statements, reports or disclosures as the Transferee may deem necessary or advisable. The Contributor shall reasonably cooperate with the Transferee's representatives and independent accounting firm in connection with the aforementioned financial analysis and shall provide, or use its best efforts to cause Nationwide to provide, any additional information necessary to allow the Transferee to make disclosures required by and otherwise comply with the financial accounting requirements of the SEC (defined below). The Contributor shall use its best efforts to cause Nationwide to provide the Transferee's independent accounting firm a signed representation letter which will be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. If and to the extent Nationwide's financial statements pertaining to the Property for any periods during the years 1996, 1997 or 1998 year-to-date have been audited, promptly after the execution of this Agreement, the Contributor shall use its best efforts to cause Nationwide to provide the Transferee with copies of such audited financial statements and shall cooperate with the Transferee's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at the Transferee's expense, a reissuance of such audited financial statements.
In the event the Transferee has not been provided evidence on or prior to the Closing Date of Nationwide's agreement to execute an acceptable representation letter, the Transferee shall have the right to terminate this Agreement and receive a return of the Earnest Money net of the GECC Legal Fees (as hereinafter defined), and the Contributor shall receive the GECC Legal Fees.

         Section 3.4 Inspection Materials. At the Contributor's sole expense, the Contributor shall cause all environmental, physical inspection and appraisal reports prepared on behalf of the Contributor to be issued or reissued and recertified to the Operating Partnership or to obtain one or more reliance letters in form reasonably satisfactory to the Operating Partnership.

ARTICLE 4.       REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR.

         Section 4.1       The Contributor's Representations and Warranties.
In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, the Contributor hereby warrants and represents to the Transferee the following:

                 (a) Organization, Good Standing and Power. The Contributor is a limited partnership duly organized and validly existing under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the transaction of its business makes such qualification necessary, and has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                 (b) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Transferee, this Agreement, and the other agreements and documents to be executed by the Contributor hereunder, will be the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by the Contributor of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of the Contributor or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which the Contributor is a party or by which its assets are or may be bound (a "LEGAL REQUIREMENT"), require any consent, approval or authorization of, declaration, filing or registration with, or notice to, (a "THIRD PARTY CONSENT") any federal, state or local governmental or regulatory authority having jurisdiction over the Property or the Contributor (a "GOVERNMENTAL AUTHORITY") or any other person or entity.

                 (c) Existence of Agreements and Leases. To the Contributor's knowledge, except as reflected in the Inspection Materials, there are no material service contracts, management or maintenance agreements, leases or other material agreements affecting the use or occupancy of the Property.
To the Contributor's knowledge, all Inspection Materials heretofore delivered by the Contributor to the Operating Partnership or its representatives for examination, are complete copies thereof, and have not been amended except as evidenced by amendments similarly delivered.

                 (d) Litigation. The Contributor has no knowledge of any litigation, claim, audit, action, or proceeding pending or threatened before or by any Governmental Authority or by any other person or entity in any manner adversely affecting the ability of the Contributor to perform any of its obligations hereunder.

                 (e) Solvency; Bankruptcy. The Contributor is solvent, and has not made a general assignment for the benefit of creditors or a transfer in fraud of creditors, or been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, custodian, or trustee of the Contributor or any of its properties been appointed or taken possession of any of its properties, or a petition filed by or against the Contributor for bankruptcy, composition, rearrangement, extension, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar federal or state insolvency or bankruptcy law or statute, or any proceeding instituted for the dissolution or liquidation of the Contributor.

                 (f) Validity of Purchase Agreement. The Purchase Agreement is in full force and effect, and the Contributor has not received written notice from Nationwide, nor does it otherwise have knowledge of, any default or event of default thereunder.

                 (g) Property Reports. The Contributor has delivered to the Operating Partnership complete copies of all environmental, engineering and appraisal reports regarding the Property in its possession or control as part of the Inspection Materials.

                 (h) The Contributor Not a Foreign Person. The Contributor is not a "foreign person" which would subject the Operating Partnership to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

                 (i) Purchase Agreement Valid. To the Contributor's knowledge, Nationwide is not in breach of any of its representations and warranties set forth in any of the Purchase Agreement.

                 (j) Material Facts. No representation or warranty by the Contributor herein, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect. Each of the items of Inspection Materials delivered to the Operating Partnership pursuant to the terms of this Agreement are and shall be complete copies of the same, except to the extent otherwise expressly noted by the Contributor to the Operating Partnership upon delivery of a specific item, and the Contributor shall notify the Operating Partnership of any matter of which the Contributor obtains knowledge that must be disclosed to keep any item delivered from being misleading in any material respect.

         Section 4.2 Legend. The Contributor hereby acknowledges that each certificate representing an OP Unit shall bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

         Section 4.3 Contributor's Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the Contributor's knowledge" or the "knowledge" of the Contributor or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Frank J. Macari.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP AND THE COMPANY.

         Section 5.1 The Transferee's Representations and Warranties. In order to induce the Contributor to enter into this Agreement and to perform its obligations hereunder, the Operating Partnership and the Company hereby jointly and severally warrant and represent the following:

                 (a) Organization, Good Standing and Power of the Company. The Company is a real estate investment trust duly organized and validly existing under the laws of the State of Texas, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary and has all requisite trust power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                 (b) Organization, Valid Existence and Partnership Power of the Operating Partnership. The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, and has all requisite partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                 (c) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Contributor, this Agreement and the other agreements and documents to be executed and delivered by each of the Operating Partnership and the Company hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by each of the Operating Partnership and the Company of its respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of either of the Operating Partnership or the Company or any agreements, instruments or Legal Requirements to which either of the Operating Partnership or the Company is a party or by which the assets of either are or may be bound, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, or notice to, any Governmental Authority.

                 (d) Solvency; Bankruptcy. The Company and the Operating Partnership is each solvent and each has not made a general assignment for the benefit of creditors or a transfer in fraud of creditors, or been adjudicated, bankrupt or insolvent, nor has a receiver, liquidator, custodian, or trustee of the Company or the Operating Partnership or any of their respective properties been appointed or taken possession of any of their respective properties, or a petition filed by or against the Company or the Operating Partnership for bankruptcy, composition, rearrangement, extension, reorganization, or insolvency or bankruptcy law or statute, or any proceeding instituted for the dissolution or liquidation of either the Company or the Operating Partnership.

                 (e) Litigation. Except as set forth in Schedule 5.1(e), there is no pending or, to the Transferee's knowledge, threatened litigation against the Operating Partnership or the Company that if adversely determined would have a material adverse effect on the Transferee or its ability to perform its obligations under this Agreement in a timely manner.

         Section 5.2       Exception Matters.

                 (a) As used herein, the term "Exception Matter" shall refer to a matter disclosed to the Transferee in writing by the Contributor after the Effective Date hereof and before the Closing, that constitutes, as of the date of this Agreement, a breach of a representation or warranty of the Contributor contained in this Agreement or in any document or instrument delivered pursuant hereto. Under no circumstances shall the Contributor have any obligation to cure or remedy any Exception Matter.

                 (b) The Contribution shall promptly notify the Transferee in writing of any Exception Matter of which the Contribution obtains knowledge before the Closing. Upon receipt of any such written notice from the Contributor, the Transferee shall have the right to terminate this Agreement by written notice to the Contributor and the Company and receive an immediate return of the Earnest Money. If the Transferee is notified by the Contributor of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Purchase Agreement, the Transferee shall consummate the transactions contemplated by this Agreement subject to such Exception Matter and the Contributor shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement. If the Transferee elects to terminate this Agreement on the basis of any Exception Matter, the Earnest Money shall be immediately returned to the Transferee and neither party shall have any further rights or obligations hereunder, except as otherwise expressly provided herein. Notwithstanding anything to the contrary contained herein, the Contributor shall have no liability whatsoever to the Transferee with respect to any Exception Matters.

ARTICLE 6.       COVENANTS.

         Section 6.1 Covenants of the Contributor. The Contributor covenants and agrees that between the Effective Date and the Closing Date, unless the Transferee has consented in writing to any other act or omission which shall not be unreasonably withheld, delayed or conditioned, it shall perform or observe the following:

                 (a) The Contributor shall enforce Nationwide's obligations under the Purchase Agreement and shall exercise its rights under the Purchase Agreement in the same manner as the Contributor would enforce such obligations and exercise such rights had the Contributor not entered into this Agreement.

                 (b) The Contributor will comply in all material respects with its obligations set forth in the Purchase Agreement and will not terminate or amend the Purchase Agreement or (to the extent permitted in the Purchase Agreement) consent to Nationwide entering into any new agreements or leases affecting the Property or to Nationwide extending, renewing, amending, canceling or terminating any existing agreements or leases affecting the Property without first receiving the Operating Partnership's prior written consent which shall not be unreasonably, withheld, delayed or conditioned.

                 (c) If the Contributor discovers any error or omission in any Inspection Material or in any representation or warranty made in Section 4.1, the Contributor will give the Operating Partnership prompt written notice thereof accompanied by reasonably detailed information.

                 (d) The Contributor shall promptly give the Operating Partnership written notice of, and promptly deliver to the Operating Partnership, a true and complete copy of any written notice the Contributor may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of any applicable Legal Requirement pertaining to the Property or of any written notice of default from Nationwide under the Purchase Agreement.

                 (e) At Closing, the Contributor and/or its designated Contributor Parties shall execute and deliver the amended and restated agreement of limited partnership of the Operating Partnership (the "OP AGREEMENT") in the form attached hereto as Exhibit 6.1(e).

                 (f) The Contributor shall cooperate, to the extent reasonably requested by the Transferee, in the preparation by the Company of any reports, registration statements or other filings required to be filed by the Company with the Securities and Exchange Commission ("SEC") relating to this Agreement and the transaction(s) contemplated herein.

                 (g) The Contributor shall, and shall cause any other person designated by it to receive OP Units to, execute and deliver to the Operating Partnership and/or the Company at or prior to Closing a certificate (the "INVESTOR CERTIFICATE") to the effect that each such person (a) is acquiring the OP Units being acquired hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof that would be in violation of the Securities Act of 1933, as amended (the "1933 ACT"), without prejudice, however, to such person's right at all times to sell or otherwise dispose of all or any part of such OP Units pursuant to an effective registration statement under the 1933 Act, or under an exemption from such registration available under the 1933 Act, and (b) is knowledgeable sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above.

         Section 6.2 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, the Transferee and the Contributor shall abide by any confidentiality provisions of the Purchase Agreement and shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to their respective employees, agents, partners, investors, attorneys, accountants, engineers, surveyors, financiers and bankers. The Contributor acknowledges and agrees that the Transferee is a public company and as such will be required pursuant to the rules and regulations of the SEC to disclose the terms of this Agreement and the transactions contemplated herein. Notwithstanding the foregoing, in connection with the performance of its obligations under this Agreement, the Transferee will have the absolute right to prepare and file all necessary or required registration statements and other papers, documents and instruments necessary or required in Transferee's judgment and that of its attorneys and underwriters to file a registration statement with respect to the Shares with the SEC and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the SEC and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement. The obligations of this Section 6.2 shall survive any termination of this Agreement.

         Section 6.3 Cooperation. Subject to the terms and conditions herein provided, the parties to this Agreement shall (a) use their best efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, Governmental Authorities, third party secured and unsecured lenders and rating agencies in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use their best efforts to obtain in writing any consents required from third parties necessary to effectuate the transactions contemplated hereby; and (c) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to further carry out the purposes of this Agreement, the proper officers and directors and other duly authorized representatives of the parties shall take all such necessary action.

         Section 6.4 Time of Closing. Each of the parties hereto shall use commercially reasonable efforts to consummate the transactions contemplated hereby on or prior to the Closing Date.

ARTICLE 7.       CLOSING.

         Section 7.1 The Closing. The consummation of the transactions contemplated hereunder (the "CLOSING") shall take place through the escrow established under, and on the date of closing specified in the Purchase Agreement (currently anticipated to be not later than February 9, 1998) or at such other place or such other date as the parties hereto shall mutually agree in writing (the "CLOSING DATE"), and shall occur simultaneously with, the "Closing" under and defined in each of the Purchase Agreement, provided that, notwithstanding the foregoing, (i) the Transferee shall have the right to elect in its sole and absolute discretion to waive in writing the condition precedent set forth in Section 9.2(d) below and to close the transactions described herein prior to the "Closing" under and defined in each of the Purchase Agreement, in which event the Closing shall occur on the day that is two (2) business days after Contributor's receipt of such written waiver, and (ii) in the event that the Closing has not occurred hereunder on or before 5:00 p.m. C.S.T. on February 9, 1998 (the "Deadline Date") due to any reason other than the failure of the transactions contemplated in the Purchase Agreement to close simultaneously due to a default or breach by Nationwide (excluding Nationwide's failure to agree to deliver a satisfactory representation letter), the Contributor shall have the right in its sole and absolute discretion to either terminate this Agreement or extend the Closing Date on a day-to- day basis up to, but not after, February 13, 1998. In the event that the Contributor terminates this Agreement pursuant to the immediately preceding clause (ii), the Contributor shall have the right in its sole and absolute discretion to proceed with the consummation of all or any of the transactions described in the Purchase Agreement, free of any claims by the Transferee with respect to the Property; provided however, if the Transferee is not in default hereunder and the Transferee returns all of the Inspection Materials to the Contributor, the Earnest Money shall be returned to the Transferee net of the GECC Legal Fees, and the Contributor shall receive the GECC Legal Fees.

         Section 7.2 Deliveries at the Closing by the Contributor. At the Closing, the Contributor will deliver or cause to be delivered to the Operating Partnership the Assignment and Assumption and:

                 (a) Any affidavits and such other documents or instruments reasonably required by the Title Company to consummate the transactions contemplated hereby.

                 (b) Affidavits and other instruments evidencing the power and authority of the Contributor to enter into and perform this Agreement and any documents to be delivered hereunder.

                 (c) A certificate executed by a duly authorized representative of the Contributor stating that the representations and warranties made by the Contributor in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

                 (d) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by a duly authorized representative of the Contributor to the effect that the Contributor is not a "foreign person" as that term is defined in section 1445(f)(3) of the Code.

                 (e)      The Investors' Certificates.

                 (f)      The OP Agreement.

                 (g) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement (provided that no such documents shall increase the Contributor's obligations or liabilities under this Agreement).

                 (h) The Contributor shall provide the Company with satisfactory documentation supporting the amount of the GECC Legal Fees.

         Section 7.3 Deliveries at the Closing by the Transferee. At the Closing, the Operating Partnership and the Company shall deliver or cause to be delivered to the Contributor the following and, where appropriate, duly executed by all necessary parties thereto other than the Contributor:

                 (a)      The cash portion of the consideration specified in
Section 2.2.

                 (b) The certificates representing the OP Units to be issued at the Closing properly issued to the appropriate party.

                 (c)      The Assignment and Assumption.

                 (d) A certificate executed by a duly authorized representative of the Operating Partnership and the Company stating that the representations and warranties made by the Operating Partnership and the Company in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

                 (e) Affidavits and other instruments evidencing the power and authority of the Operating Partnership and the Company to enter into and perform this Agreement and any documents to be delivered hereunder.

                 (f)      The OP Agreement.

                 (g) Up to, but not exceeding, $10,000.00 to reimburse the Contributor for actual legal fees incurred between February 4, 1998 and February 9, 1998 in connection with obtaining a loan from General Electric Capital Corporation in connection with the purchase of the Property (the "GECC Legal Fees").

                 (h) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

         Section 7.4 Fees and Expenses. Subject to Section 13.11, each party shall pay all other fees and expenses charged by the attorney engaged to represent it. The parties shall share equally the Title Company's escrow closing expenses, if any. The provisions of this Section 7.4 shall survive the Closing.

ARTICLE 8.       CONDITIONS PRECEDENT TO CLOSING.

         Section 8.1 Conditions to Obligations of the Contributor. The obligations of the Contributor to assign and convey all of its right, title and interest in and to the Purchase Agreement to the Operating Partnership and to perform the other covenants and obligations to be performed by the Contributor on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Contributor Group):

                 (a) The representations and warranties made by the Operating Partnership and the Company herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim or right of termination by the Contributor hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

                 (b) The Operating Partnership and the Company shall have executed and delivered to the Contributor all of the items and documents provided herein for said delivery.

                 (c) The Operating Partnership and the Company shall have performed all covenants and obligations undertaken by the Operating Partnership and the Company herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                 (d) Nationwide shall not be in default or otherwise shall have failed to satisfy any closing conditions specified in the Purchase Agreement.

         Section 8.2 Conditions to Obligations of the Transferee. The obligations of the Operating Partnership to accept the assignment and conveyance of the Purchase Agreement and the Operating Partnership's and the Company's obligation to perform the other covenants and obligations to be performed by the Operating Partnership and the Company on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Operating Partnership or the Company):

                 (a) The representations and warranties made by the Contributor herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of a representation or warranty to be true and correct in all material respects shall not give rise to a claim or right of termination by the Operating Partnership or the Company hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

                 (b) The Contributor shall have executed and delivered to the Operating Partnership and the Company all of the items and documents provided herein for said delivery.

                 (c) The Contributor shall have performed all covenants and obligations undertaken by the Contributor herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                 (d) The closings contemplated in the Purchase Agreement shall occur simultaneously with Closing under this Agreement, subject to
Section 7.1 above.

                 (e) Nationwide shall not be in default or otherwise shall have failed to satisfy any closing conditions specified in the Purchase Agreement.


ARTICLE 9.       ASSIGNMENT.

         No party may assign this Agreement or any interest therein to any other person without the prior written consent of the other parties hereto, provided that the foregoing shall not limit the right of the Contributor to designate certain of the Contribution Parties to recognize certain of the benefits hereunder pursuant to the terms hereof.

ARTICLE 10.      BROKERS/COMMISSIONS.

         The Contributor and the Transferee covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Agreement or the transaction contemplated other than a commission payable by the Contributor to CB Commercial, Inc. pursuant to a separate written agreement. The Contributor and the Transferee shall indemnify, defend and hold each other harmless from and against any claims, liabilities, obligations or damages for commissions, finders' or brokers' fees resulting from or arising out of the Transferee's acquisition of the Property of the transactions contemplated hereby, asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts or omissions. The provisions of this Article 10 shall survive the Closing or other termination of this Agreement.

ARTICLE 11.      DEFAULT/REMEDIES.

         Section 11.1 Mutual Termination/Termination by Transferee. The Contributor and the Transferee may terminate this Agreement at any time prior to Closing by mutual written agreement. Either the Transferee or the Contributor may terminate this Agreement at any time prior to Closing upon a material failure of any condition set forth in Section 8.2. Upon a termination of this Agreement in its entirety under this Section 11.1, all Inspections Materials shall be promptly returned to the Contributor, the Earnest Money shall be immediately returned to the Transferee, the Contributor shall be entitled to retain any Extension Fees, and neither the Contributor nor the Transferee shall have any further rights or obligations hereunder, except for such rights and obligations which survive termination. Notwithstanding the preceding sentence, if the failure of a condition set forth in Section 8.2 was caused by a default by the Contributor, the Transferee may, at its option, exercise its rights and remedies under Section 11.3.

         Section 11.2 Default by the Transferee. In the event that the transaction contemplated by this Agreement does not close on or prior to the Closing Date by reason of the failure of a condition set forth in Section 8.1 the Contributor may, in addition to retaining any Extension Fees, as its sole and exclusive remedy, terminate this Agreement by written notice to the Transferee and the Title Company shall immediately deliver to the Contributor the Earnest Money. In such event, the Contributor may recover the Earnest Money as liquidated damages and not as a penalty. The Contributor and the Transferee have agreed that such amount is a reasonable estimate of the damages that the Contributor would be likely to sustain in the event of the Transferee's default, as the actual amount of such damages would be difficult or impracticable to determine.

         Section 11.3 Default by Contributor. In the event that the transaction contemplated by this Agreement does not close on or prior to the Closing Date by reason of the failure of a condition set forth in Section 8.2 that was caused by a default by the Contributor hereunder, the Transferee may, at its option, exercise any one or more of the following remedies as its sole and exclusive remedies: (a) terminate this Agreement in its entirety by written notice to the Contributor, and obtain an immediate refund of the Earnest Money; or (b) enforce specific performance of this Agreement.

ARTICLE 12.      NOTICE.

         All notices, demands, requests, or other writings in this Agreement provided to be given, made or sent, or which may be given, made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

         If to the Contributor:              ALCU Investments, Ltd.
                                             5001 Shadywood Lane
                                             Dallas, Texas 75209
                                             Attn:  Mr. Frank J. Macari
                                             Fax:  (214) 358-1389

         with copies to:                     Michael C. Witt, Esq.
                                             8235 Douglas Avenue
                                             Suite 210
                                             Dallas, Texas 75225
                                             Fax:  (214) 691-9419

         If to the Operating Partnership     American Industrial Properties REIT
         or the Company:                     6210 N. Beltline Rd., Suite 170
                                             Irving, TX 75063
                                             Attn: Mr. Lewis D. Friedland
                                             Fax: (972) 756-0704


         with a copy to:                     Liddell, Sapp, Zivley,
                                             Hill & LaBoon, L.L.P.
                                             2001 Ross Avenue, Suite 3000
                                             Dallas, Texas 75201-8001
                                             Attn:  Brad B. Hawley, Esq.
                                             Fax:  (214) 849-5599
or to such other address as either party may from time to time designate by written notice to the other. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 5:00 p.m., Dallas, Texas time, on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

ARTICLE 13.      MISCELLANEOUS.

         Section 13.1 Survival of Representation and Warranties. The representations and warranties made by the Contributor in Article 4 and by the Transferee in Article 5 shall survive the Closing for a period of one (1) year. Any claim which the Transferee may have at any time against the Contributor for a breach of any representation or warranty, whether known or unknown, which is not asserted by written notice to the Contributor within such one (1) year period shall not be valid or effective, and the Contributor shall have no liability with respect thereto.

         Section 13.2 Entire Agreement; No Third-Party Rights. This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties.
This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in the Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 13.3 Amendment. This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by each party hereto.

         Section 13.4 Governing Law. This Agreement shall be performable in Dallas County, Texas and shall be interpreted and governed by the laws of the State of Texas, without regard to its rules of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

         Section 13.5 Section Headings. The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

         Section 13.6 Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         Section 13.7 No Other Rights or Obligations. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between the Contributor and the Company.

         Section 13.8 Counterparts. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

         Section 13.9 Construction. All references herein to any Section or Schedule shall be to the Sections of this Agreement and to the Schedules annexed hereto unless the context clearly dictates otherwise. All of the Schedules annexed hereto are, by this reference, incorporated herein.

         Section 13.10 Representatives. Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the Contributor or any person included within such term shall be granted exclusively by any one of the "CONTRIBUTOR REPRESENTATIVES", who for purposes of this Agreement, until further notice to the Transferee Representative, shall be Frank J. Macari, President of FJM, Inc., a Texas corporation, the sole general partner of the Contributor. Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the Transferee or any person included in such term shall be granted exclusively by the "TRANSFEREE REPRESENTATIVES", who for purposes of this Agreement, until further notice to the Contributor Representatives, shall be Lewis D. Friedland, Vice President of the Company.

         Section 13.11 Attorneys' Fees. In the event of any litigation or alternative dispute resolution between the Operating Partnership or the Company, on the one hand, and the Contributor, on the other hand, in connection with this Agreement or the transactions contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 13.11 shall survive the Closing.

         Section 13.12 Interpretation. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         Section 13.13 Indemnity for Transferee Acts. The Transferee hereby agrees to indemnify, defend and hold the Contributor harmless form and against any and all claims, judgments, damages, losses, penalties, fines, demands, liabilities, encumbrances, liens, costs and expenses (including attorneys' fees, court costs and costs of appeal) suffered or incurred by the Contributor (i) to the extent arising out of or resulting from any entry on the Property by the Transferee or its employees, agents or contractors, (ii) pursuant to Section 4.1 of the Purchase Agreement to the extent arising out of or resulting from any act or omission of the Transferee or any of its agents, employees or contractors, and (iii) any claims made by Nationwide or any other third party that result from or are alleged to be based on any wrongful act or omission by the Transferee or any of its agents, employees or contractors relating to or arising out of or in connection with this Agreement, the Purchase Agreement and/or the Property or any portion thereof.

         Section 13.14 Indemnity for Contributor Acts. The Contributor hereby agrees to indemnify, defend and hold the Transferee harmless form and against any and all claims, judgments, damages, losses, penalties, fines, demands, liabilities, encumbrances, liens, costs and expenses (including attorneys' fees, court costs and costs of appeal) suffered or incurred by the Transferee (i) to the extent arising out of or resulting from any entry on the Property by the Contributor or its employees, agents or contractors, (ii) pursuant to Section 4.1 of the Purchase Agreement to the extent arising out of or resulting from any act or omission of the Contributor or any of its agents, employees or contractors, and (iii) any claims made by Nationwide or any other third party that result from or are alleged to be based on any wrongful act or omission by the Contributor or any of its agents, employees or contractors relating to or arising out of or in connection with this Agreement, the Purchase Agreements and/or the Property or any portion thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                  ALCU INVESTMENTS, LTD.

                                  By:      FJM, Inc.
                                           General Partner


                                           By: /s/ FRANK J. MACARI
                                               ---------------------------------
                                           Name: Frank J. Macari
                                                 -------------------------------
                                           Title: President
                                                  ------------------------------

                                  AIP OPERATING, L.P.

                                  By:      American Industrial Properties REIT
                                           General Partner

                                           By: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                           Name: [ILLEGIBLE]
                                                 -------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                  AMERICAN INDUSTRIAL PROPERTIES REIT


                                  By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                  Name: [ILLEGIBLE]
                                        ----------------------------------------
                                  Title: Vice President
                                         ---------------------------------------

                                SCHEDULE 5.1(e)


                             TRANSFEREE LITIGATION


         On August 20, 1997, a purported class action lawsuit (the "Lawsuit"), which was filed in the Superior Court of the State of Arizona, was served upon USAA Real Estate Company and certain other affiliated entities, the individual members of the boards of directors of certain entities and the Company. The Lawsuit alleges, among other things, breaches of fiduciary duty in connection with the transactions contemplated by a merger agreement involving the Company and certain partnerships affiliated with USAA Real Estate Company. The Lawsuit seeks, among other things, to enjoin the consummation of the merger and damages, including attorneys' fees and expenses. The defendants in the Lawsuit believe that the plaintiff's claims are without merit and intend to defend vigorously against the Lawsuit. However, no assurance can be given that the plaintiffs in the Lawsuit will not be successful. If such plaintiffs were to succeed in the Lawsuit prior to the effective time, a condition to the obligations of the Company and the partnerships to consummate the merger would not be satisfied, which would entitle the general partner of any partnership or the trust managers of the Company to terminate the merger agreement and abandon the merger. If such plaintiffs were to succeed in the Lawsuit after the effective time, it could have a material adverse effect on the Company.